                                                                  EXHIBIT 23.03

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 31, 1996 appearing in Wisconsin Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
December 20, 1996